Exhibit 1.1
Execution Version
UNDERWRITING AGREEMENT
March 10, 2009
New York, New York
To the Representatives
named in Schedule I hereto
of the Underwriters named in
Schedule II hereto
Ladies and Gentlemen:
     Johnson Controls, Inc., a Wisconsin corporation (the “Company”), confirms its agreement with each of the underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, with respect to: (1) the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of 8,000,000 Equity Units of the Company (the “Initial Securities”) set forth opposite their names in Schedule II, and (2) the grant by the Company to the Underwriters of the option described in Section 2(b) hereof, all or any part of an additional 1,200,000 Equity Units (the “Option Securities”), solely to cover over-allotments. The Initial Securities to be purchased by the Underwriters, all or any part of the Option Securities and the Component Securities (as defined below) that comprise the Initial Securities and the Option Securities are hereinafter called, collectively, the “Securities.” Each Security has a stated amount of $50 (the “Stated Amount”) and initially consists of (1) a stock purchase contract (each, a “Stock Purchase Contract”) under which the holder will agree to purchase, and the Company will agree to sell, on March 31, 2012 (the “Purchase Contract Settlement Date”), subject to early settlement of such Stock Purchase Contract pursuant to the provisions of the Purchase Contract and Pledge Agreement (the “Purchase Contract and Pledge Agreement”), to be dated as of the Firm Closing Date (as defined herein), among the Company, U.S. Bank National Association, as collateral agent, custodial agent and securities intermediary, and U.S. Bank National Association, as stock purchase contract agent (the “Stock Purchase Contract Agent”), for a price equal to the Stated Amount per Security, a number of shares of common stock (the “Issuable Common Stock”) of the Company, $0.01 7/18 par value (the “Common Stock”), determined pursuant to the terms of the Purchase Contract and Pledge Agreement and (2) a 1/20, or 5.0%, undivided beneficial ownership interest in a $1,000 principal amount of the Company’s 11.50% subordinated notes due 2042 (the “Notes”).
     The Notes are to be issued pursuant to a subordinated indenture dated as of the Firm Closing Date, as amended and supplemented by Supplemental Indenture No. 1, dated as of the Firm Closing Date (as amended and supplemented, the “Subordinated Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firm or firms. Certain terms used herein are defined in Section 19 hereof.

     A holder’s ownership interest in the Notes initially will be pledged to secure such holder’s obligation to purchase the Issuable Common Stock on the Purchase Contract Settlement Date, such pledge to be on the terms and conditions set forth in the Purchase Contract and Pledge Agreement.
     The Stock Purchase Contracts will be issued pursuant to the Purchase Contract and Pledge Agreement. The Stock Purchase Contracts together with the related Notes (or, upon the occurrence of a successful remarketing of the Notes prior to the Purchase Contract Settlement Date, the Treasury portfolio) are herein referred to as the “Corporate Units.”
     A holder of Corporate Units, at its option, may elect to create “Treasury Units” by substituting pledged U.S. treasury securities for any pledged ownership interests in the Notes. Unless otherwise indicated, the term “Equity Units” includes both Corporate Units and Treasury Units.
     Pursuant to a remarketing agreement, the form of which is attached to the Purchase Contract and Pledge Agreement (the “Remarketing Agreement”) to be entered into among the Company, the Stock Purchase Contract Agent and one or more nationally recognized investment banking firms to be selected by the Company, as reset agent(s) and remarketing agent(s), the Notes may be remarketed, subject to certain terms and conditions set forth in the Remarketing Agreement.
     The “Component Securities” means, collectively, the Stock Purchase Contracts, the Notes and the Issuable Common Stock.
     The terms and rights of any particular issuance of Securities (including the Component Securities) shall be as specified in (i) the Subordinated Indenture or (ii) the Purchase Contract and Pledge Agreement (each document listed in clauses (i) through (ii), together with the Remarketing Agreement, each, a “Securities Agreement” and collectively, the “Securities Agreements”).
     Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.
     1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

          (a) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933 (the “Act”) and has filed the Registration Statement with the Securities and Exchange Commission (the “Commission”). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405), and the Registration Statement and any amendments thereto filed prior to the Execution Time became effective upon filing. The Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Final Prospectuses, each of which has previously been furnished to the Representatives. The Company will file with the Commission pursuant to Rule 424(b) a final supplement to the form of prospectus included in the Registration Statement relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall include all information required by the Act and the rules and regulations thereunder to be included therein with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
          (b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on each Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the respective rules and regulations thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on each Closing Date, the Subordinated Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations thereunder and conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; and on the date of any filing pursuant to Rule 424(b), and on each Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, the Disclosure Package or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
          (c) As of the Initial Sale Time, the Disclosure Package, as amended or supplemented as of the Initial Sale Time, and each electronic road show when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that the Company makes no representation or warranty with respect to any information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
          (d) The Company (including its agents and representatives, other than the Underwriters in their respective capacities as such) has not made, used, prepared, authorized, approved or referred to any Issuer Free Writing Prospectus that it was required to file with the Commission or retain under Rule 433 other than the Issuer Free Writing Prospectuses identified in Schedule III hereto.
          (e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was, is or will be, as the case may be, a Well-Known Seasoned Issuer.
          (f) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
          (g) Each of the Company and each subsidiary of the Company has been duly organized and is validly existing in good standing (or its equivalent) under the laws of the jurisdiction in which it is chartered or organized, with full power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing (or its equivalent) under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and in which the failure to so qualify would have a Material Adverse Effect.
          (h) PricewaterhouseCoopers LLP, who have reported on the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations thereunder.
          (i) The consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the respective dates indicated, and the consolidated results of the operations of the Company and its subsidiaries, and the consolidated cash flows of the Company and its subsidiaries, respectively, for the periods specified. Such consolidated financial statements comply as to form with the applicable accounting requirements of the Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto. The supporting schedule included or incorporated by reference in the Registration Statement presents fairly the information required to be stated therein. The ratios of earnings to fixed charges for the Company included in the Disclosure Package and the Final Prospectus under the caption “Ratio of earnings to fixed charges” have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The selected consolidated financial data of the Company included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.
          (j) The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and except as otherwise set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
          (k) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

          (l) The Company, in respect of itself and its subsidiaries, maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting with respect to the Company and its subsidiaries.
          (m) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
          (n) Except as to matters disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
          (o) Except as to matters disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (p) None of the execution by the Company of this Agreement or of the Purchase Contract and Pledge Agreement, the Remarketing Agreement or any Stock Purchase Contract (together, the “Transaction Documents”), the issuance and sale of the Securities or the performance by the Company of any of its obligations under this Agreement or the Transaction Documents will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.
          (q) This Agreement has been duly authorized, executed and delivered by the Company.
          (r) The Purchase Contract and Pledge Agreement and the Remarketing Agreement have been duly authorized, and when executed and delivered by the Company, will constitute valid and binding agreements of the Company, enforceable in accordance with their respective terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect).
          (s) The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the terms of the Subordinated Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed and delivered by the Company, and will constitute valid and binding obligations of the Company entitled to the benefits of the Subordinated Indenture and enforceable in accordance with their terms and the terms of the Subordinated Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect).
          (t) The Securities (other than the Notes) have been duly authorized and, when executed and authenticated in accordance with the provisions of the Purchase Contract and Pledge Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the relevant Securities Agreements, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect).
          (u) The Securities and the Securities Agreements conform in all material respects to the descriptions thereof in the Disclosure Package and the Final Prospectus.
          (v) The shares of Issuable Common Stock have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contract and Pledge Agreement and Stock Purchase Contracts, will be duly and validly issued, fully paid and non-assessable (except with respect to former Section

180.0622(2) of the Wisconsin Business Corporation Law to the extent not repealed) and will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; and the issuance of the Issuable Common Stock will not be subject to any preemptive or similar rights of any securityholder of the Company.
          (w) The statements set forth in the Disclosure Package and the Final Prospectus under the captions “Material U.S. federal income tax consequences” are accurate in all material respects and fairly present the information provided.
          (x) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
          (y) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, other than the Company’s concurrent offering of convertible senior notes and the related underwriting agreement; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.
     2. Purchase and Sale. (a) In reliance upon the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the Stated Amount per Security, the amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.
     (b) In addition, in reliance upon the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, the Option Securities. The option hereby granted will be solely to cover over-allotments, will expire 13 days after the Firm Closing Date and may be exercised in whole or in part from time to time upon notice (each, an “Option Exercise Notice”) by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities (each, an “Option Closing Date”). The number of Option Securities to be purchased by each Underwriter on an Option Closing Date shall be the same percentage of the total number of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Initial Securities. Any Option Closing Date shall be determined by the Representatives, but shall not be later than five full business days after the date of the Option Exercise Notice unless otherwise agreed in writing by the parties hereto, nor in any event prior to the Firm Closing Date (as defined below).
     3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or the Option Exercise Notice, as applicable, or such later date not later than five business days after such specified date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities specified in Schedule I being herein called the “Firm Closing Date” and, together with any Option Closing Date, each a “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
     4. Agreements of the Company. The Company agrees with the several Underwriters that:
          (a) During the period beginning with the Initial Sale Time and ending on the later of the relevant Closing Date or such date as, in the opinion of counsel for the Underwriters, the Final Prospectus is no longer required by law to be delivered in connection with the initial offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless, in each case, the Company has furnished the Representatives a copy for their review prior to such time, and the Company will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filings.
          (b) During the Prospectus Delivery Period, the Company will promptly advise the Representatives (i) when the Final Prospectus and any Issuer Free Writing Prospectus, and any supplements or amendments thereto, have been filed with the Commission pursuant to Rules 424(b) and 433, respectively, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement has been filed or becomes effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof, including, if necessary, and subject to the first sentence of paragraph (a) of this Section 4, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.
          (c) The Company will prepare a final term sheet, containing solely a description of the Securities, as set forth in Schedule IV hereto, and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
          (d) If, during the Prospectus Delivery Period, any event occurs as a result of which, in the opinion of counsel for the Underwriters or counsel for the Company, the Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, the Company promptly will (i) notify the Representatives of such event or, in circumstances where the Company’s obligations under this paragraph (d) arise from an opinion of counsel for the Underwriters, notify the Representatives of such event after the Company receives such opinion, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment to the Registration Statement, a new registration statement or an amendment or supplement to the Disclosure Package or the Final Prospectus that will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable and (iv) supply any supplemented Final Prospectus to the Representatives in such quantities as may be reasonably requested.
          (e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries (which need not be audited) covering a period of at least 12 months beginning after the date hereof and otherwise satisfying the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158).
          (f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies of any Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and supplement thereto as the Representatives may reasonably request.
          (g) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities (provided that the Company will not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject), will arrange for the determination of the legality of the Securities for purchase by institutional investors and will pay the fee of the Financial Industry Regulatory Authority in connection with its review of the offering.
          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for printing and engraving fees, for fees charged by the Trustee, the collateral agent, custodial agent and securities intermediary and the Stock Purchase Contract Agent, for the fees incurred by the Underwriters in road shows, for the filing fee of the Financial Industry Regulatory Authority relating to the Securities and for expenses incurred in printing and distributing the Final Prospectus, any Preliminary Final Prospectuses and any supplements thereto to the Underwriters. The Company will pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
          (i) During the Prospectus Delivery Period, the Company will not, without the prior written consent of the Representatives, prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus where, as a result of such preparation, use, authorization, approval or reference, the Company would be required to file the Issuer Free Writing Prospectus with the Commission or retain the Issuer Free Writing Prospectus under Rule 433 and the Company will not file any Issuer Free Writing Prospectus with the Commission (other than the Issuer Free Writing Prospectuses identified in Schedule III hereto, any electronic road show and any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package). Any such Free Writing Prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
          (j) Until the business date set forth on Schedule I hereto, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Notes and the Company’s 6.50% Convertible Senior Notes due 2012 that are being offered concurrently with the Securities).
          (k) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
          (l) The Company will retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433.

          (m) The Company will file a listing application and all required supporting documents with respect to the Corporate Units and the Issuable Common Stock with the New York Stock Exchange and take further actions as are necessary to arrange for the listing of the Corporate Units and the Issuable Common Stock on the New York Stock Exchange as promptly as is reasonably practicable.
          (n) The Company will file a registration statement on Form 8-A with the Commission to register the Corporate Units under the Exchange Act as promptly as is practicable and shall use its best efforts to have such registration statement become effective as promptly as is reasonably practicable.
          (o) The Company will use the net proceeds from the offering as set forth in the Disclosure Package and the Final Prospectus and will not use any such proceeds to repurchase shares of Common Stock.
          (p) In addition to the restrictions set forth in Section 4(j) hereof, during a period of 90 days after the date hereof, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or file any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement that transfers, in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any securities to be sold in the Company’s concurrent offering of convertible senior notes, (C) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security in each such case outstanding on the date hereof and referred to in the Disclosure Package and the Final Prospectus or granted in accordance with clause (D) of this Section 4(p), (D) any shares of Common Stock issued, or options to purchase Common Stock granted, pursuant to existing employee benefit plans of the Company, and (E) any shares of Common Stock contributed by the Company to its 401(k) plans in effect on the date hereof, provided that the aggregate value of any such contributions, determined based on the closing price of the Common Stock the trading day immediately preceding the date of any such contributions, shall be consistent with the Company’s prior contributions to such plans. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed by this Section 4(p) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waive such extension in writing.

          (q) The Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Common Stock pursuant to the Stock Purchase Contracts.
          (r) On or prior to the date that is 30 days prior to the first day of the Applicable Remarketing Period (as defined in the Purchase Contract and Pledge Agreement), the Company shall have entered into, and shall use its commercially reasonable efforts to have the Stock Purchase Contract Agent enter into, the Remarketing Agreement.
     5. Agreements of the Underwriters. Each Underwriter agrees with the Company that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any Free Writing Prospectus (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement or any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule III, any electronic road show or Permitted Free Writing Prospectus prepared pursuant to Section 4(i) above or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule IV hereto without the consent of the Company.
     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the relevant Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
          (a) The Registration Statement shall have become effective; the Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(c) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; if filing of any Issuer Free Writing Prospectus is required by Rule 433, each such Issuer Free Writing Prospectus shall have been filed in the manner and within the time period required by Rule 433; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
          (b) The Representatives shall have received the opinion of Jerome D. Okarma, Vice President, Secretary and General Counsel of the Company, dated the Closing Date, to the effect that:
     (i) each of the Company and each subsidiary that is a “Significant Subsidiary” of the Company as that term is defined in Regulation S-X of the Commission (individually a “Subsidiary” and collectively the “Subsidiaries”) is validly existing in good standing (or its equivalent) under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing (or its equivalent) under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and in which the failure to so qualify would have a Material Adverse Effect;
     (ii) all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and any other security interests, claims, liens or encumbrances;
     (iii) the Company’s authorized equity capitalization is as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus; the Securities and the Subordinated Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus;
     (iv) the Subordinated Indenture has been duly authorized, executed and delivered; the Securities (other than the Notes) have been duly authorized and executed; and the Notes have been duly authorized, executed, issued and delivered;
     (v) to such counsel’s knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed pursuant to Item 103 of Regulation S-K in the Company’s periodic reports filed under the Exchange Act which is not disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package and the Final Prospectus, or to be filed with the Commission as an exhibit to the Registration Statement or the Company’s periodic reports filed under the Exchange Act, which is not described or filed as required; and the statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;
     (vi) this Agreement has been duly authorized, executed and delivered by the Company;

     (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the performance by the Company of the transactions contemplated herein, except (A) such as have been obtained under the Act or (B) such as may be required under the blue sky laws of any United States jurisdiction or the securities laws of any foreign jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;
     (viii) none of the execution by the Company of this Agreement or of the Transaction Documents, the issuance and sale of the Securities or the performance by the Company of any of its obligations under this Agreement or the Transaction Documents will result in a breach or violation of, or constitute a default under, (A) any law of the United States of America or the Wisconsin Business Corporation Law; (B) the articles of incorporation or by-laws of the Company; (C) the terms of any indenture or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or bound; or (D) any judgment, order or decree known to such counsel to be applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries, except in the case of (C) for any such breach, violation or default that could not adversely affect in a material respect the ability of the Company to perform its obligations under this Agreement, or would otherwise be material in the context of the sale of the Securities;
     (ix) the Registration Statement has become effective under the Act and was filed with the Commission not earlier than the date three years before the Execution Time; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made within the time period required by Rule 424(b); any required filing of any Issuer Free Writing Prospectus of which such counsel has knowledge has been made in the manner and within the time period required by Rule 433; no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel’s knowledge, no proceedings for that purpose have been instituted or threatened by the Commission; and the Registration Statement and the Final Prospectus (other than the Form T-1 and the financial statements and other financial and statistical information derived therefrom contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the respective rules and regulations thereunder;
     (x) the shares of Issuable Common Stock have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contract and Pledge Agreement, will be duly and validly issued, fully paid and non-assessable (except with respect to former Section 180.0622(2) of the Wisconsin Business Corporation Law to the

extent not repealed) and, to his knowledge, the issuance of the Issuable Common Stock will not be subject to any preemptive or similar rights of any securityholder of the Company;
     (xi) authorization for listing the Corporate Units and the Issuable Common Stock on the New York Stock Exchange has been given, subject to official notice of issuance and evidence of satisfactory distribution;
     (xii) the Purchase Contract and Pledge Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect); and
     (xiii) the Remarketing Agreement has been duly authorized, and when executed and delivered by the Company will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect).
     In addition, such counsel shall state that he has participated in conferences with certain officers and other representatives of the Company, representatives of the independent registered public accounting firm of the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Final Prospectus and the Disclosure Package, and any supplements or amendments thereto, and related matters were discussed, and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the information contained in the Registration Statement, the Final Prospectus or the Disclosure Package, including the documents incorporated by reference therein, and any supplements or amendments thereto, on the basis of the foregoing, no facts have come to such counsel’s attention that cause such counsel to believe that (i) at the Effective Date immediately preceding the Execution Time the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package as of the Initial Sale Time included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Final Prospectus as of its date and as of the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except in each case for financial statements and other financial and statistical information derived therefrom contained therein or omitted therefrom as to which such counsel need not make any statement).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Wisconsin or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.
          (c) The Representatives shall have received the opinion of Foley & Lardner LLP, counsel for the Company, dated the Closing Date, to the effect that:
     (i) the Subordinated Indenture has been duly qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery thereof by the Company and the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect);
     (ii) assuming the Notes have been duly authorized, executed, issued and delivered by the Company, the Notes constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Subordinated Indenture and are enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect);
     (iii) assuming the Securities (other than the Notes) have been duly authorized and executed by the Company, when executed on behalf of the holders thereof by the Stock Purchase Contract Agent and authenticated in accordance with the provisions of the Purchase Contract and Pledge Agreement and delivered to and paid for in accordance with the terms of this Agreement and the Securities Agreements, the Securities (other than the Notes) will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect);
     (iv) to the extent that they constitute matters of law, summaries of legal matters or legal conclusions, the statements set forth in the Disclosure Package and the Final Prospectus under the captions “Description of the equity units,” “Description of the purchase contracts,” “Description of the notes” and “Material U.S. federal income tax consequences” are accurate in all material respects and fairly present the information provided; and
     (v) assuming that the Stock Purchase Contract Agent has been duly appointed as the attorney-in-fact of each holder, then the Purchase Contract and Pledge Agreement creates a valid security interest in favor of U.S. Bank National

Association, as collateral agent for the benefit of the Company in that portion of the Collateral (as defined in the Purchase Contract and Pledge Agreement) in which the holder has rights and a valid security interest may be created under Article 9 of the New York Uniform Commercial Code, which security interest secures the Obligations (as defined in the Purchase Contract and Pledge Agreement).
     In addition, such counsel shall state that it has participated in conferences with certain officers and other representatives of the Company, representatives of the independent registered public accounting firm of the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Final Prospectus and the Disclosure Package, and any supplements or amendments thereto, and related matters were discussed, and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the information contained in the Registration Statement, the Final Prospectus or the Disclosure Package, including the documents incorporated by reference therein, and any supplements or amendments thereto, on the basis of the foregoing, no facts have come to such counsel’s attention that cause such counsel to believe that (i) at the Effective Date immediately preceding the Execution Time the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package as of the Initial Sale Time included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Final Prospectus as of its date and as of the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except in each case for financial statements and other financial and statistical information derived therefrom contained therein or omitted therefrom as to which such counsel need not make any statement).
In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Wisconsin or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.
          (d) The Representatives shall have received from Mayer Brown LLP, counsel for the Underwriters, an opinion and 10b-5 statement, dated the Closing Date, with respect to the issuance and sale of the Securities, the Securities Agreements, the Registration Statement, the Disclosure Package and the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, solely in their respective capacities as such, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any amendments or supplements thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus and the Disclosure Package (exclusive of any supplements thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof), there has been no Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus and the Disclosure Package (exclusive of any supplements thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof).
          (f) At the Execution Time, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the date of this Agreement, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:
     (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;
     (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the board of directors of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements in or incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus, nothing came to their attention which caused them to believe that:
     (1) any unaudited financial statements included or incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus;
     (2) with respect to the period subsequent to the date of the most recent financial statements (other than any “capsule” information), audited or unaudited, in or incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus, at a specified date not more than three business days prior to the date of the letter, there were any changes in capital stock or increase in long-term debt as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus, or for the period from the date of the most recent financial statements included or incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding quarter in net revenues or in the total or per share amounts of income before extraordinary items or of net income, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or it shall state any specific changes or decreases and the amount thereof; or
     (3) the amounts included in any unaudited “capsule” information included or incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus; and
     (iii) they have performed certain other specified procedures as a result of which they determined whether or not certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information included or incorporated by reference in Items 1, 1A, 2, 6, 7, 7A and 11 of the Company’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus, and the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.
          References to the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus in this paragraph (f) include any amendments or supplements thereto at the date of the letter.
          In addition, except as provided in Schedule I hereto, at the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth above.
          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof), the Final Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof) or any Issuer Free Writing Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof), there shall not have been (i) any change specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business, financial condition or properties of the Company and its subsidiaries on a consolidated basis the effect of which in any case referred to in paragraph (g)(i) or (ii) of this Section 6, is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof), the Final Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof) and any Issuer Free Writing Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof).
          (h) Subsequent to the earlier of the Initial Sale Time and the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purpose of Rule 436(g)) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
          (i) The Corporate Units and the Issuable Common Stock shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance and evidence of satisfactory distribution, and reasonably satisfactory evidence of such actions shall have been provided to the Representatives.
          (j) On the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule V hereto.
          (k) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
     7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and the Disclosure Package, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page, the dollar amounts in the fourth paragraph under the heading “Underwriting” relating to concessions and reallowances and in the fourteenth paragraph under the heading “Underwriting” relating to stabilization activities in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and the Representatives confirm that such statements are correct.
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party and any others entitled to indemnification pursuant to Section 8 that the indemnifying party may designate in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the reasonable fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel) and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel) for all indemnified parties) if (i) the indemnified party shall have reasonably determined that use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or any admission of fault, culpability or failure to act, by or on behalf of any indemnified party.
          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement of a material fact or omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such alleged untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). For the avoidance of doubt, the contribution obligations of the Underwriters under this paragraph (d) are several and not joint.
     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iii) there shall have occurred (1) any outbreak or escalation of hostilities, act of terrorism, attack on the United States, declaration by the United States of a national emergency or war or other calamity or crisis or (2) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, and, with respect to either (1) or (2) above, the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof).
     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209, Attention: Secretary.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
     14. No Fiduciary Duty. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
     15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     19. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
     “Basic Prospectus” shall mean the prospectus referred to in Section 1(a) above contained in the Registration Statement at the Effective Date.
     “Disclosure Package” shall mean (i) the Basic Prospectus as supplemented by all Preliminary Final Prospectuses; (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Initial Sale Time” shall mean 7:00 a.m. Eastern Daylight Time on March 11, 2009.
     “Issuer Free Writing Prospectus” shall mean (i) an issuer free writing prospectus, as defined in Rule 433 and (ii) any electronic road show.
     “Material Adverse Effect” shall mean a material adverse effect on the business, financial condition, results of operations or properties of the Company and its subsidiaries, taken as a whole.
     “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.
     “Registration Statement” shall mean the registration statement on Form S-3 (Reg. No. 333-157502) filed by the Company on February 24, 2009 registering under the Act the offer and sale of the Securities, including a basic prospectus, incorporated documents, exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the relevant Closing Date, shall also mean such registration statement as so amended.
     “Rule 134”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 401”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436”, “Rule 456”, “Rule 457” and “Regulation S-K” refer to such rules or regulation under the Act.
     “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.
[SIGNATURE PAGES FOLLOW]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, JOHNSON CONTROLS, INC.
By:	/s/ Frank Voltolina
Name:	Frank Voltolina
Title:	Vice President and Corporate Treasurer

By:	/s/ R. Bruce McDonald
Name:	R. Bruce McDonald
Title:	Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto. J.P. MORGAN SECURITIES INC.
By:	/s/ Jeffrey Zajkowski
Name:	Jeffrey Zajkowski
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Suvir Thadani
Name:	Suvir Thadani
Title:	Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ E. Jeremy MacFadyen
Name:	E. Jeremy MacFadyen
Title:	Director

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I
Underwriting Agreement dated March 10, 2009.
Registration Statement No. 333-157502.
Representatives and Addresses for Notices:

J.P. Morgan Securities Inc.	383 Madison Avenue, Floor 4
New York, NY 10179
Attention: Equity Syndicate Desk
Facsimile: 212-622-8358

Citigroup Global Markets Inc.	388 Greenwich Street
New York, NY 10013
Attention: General Counsel
Facsimile: 212-816-7912

Merrill Lynch, Pierce, Fenner & Smith Incorporated	One Bryant Park New York, NY 10036
Attention: ECM Legal
Facsimile: 212-230-8730
Firm Closing Date, time and location: 9:00 a.m. Central time at the offices of Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, on March 16, 2009.
Aggregate offering amount: $400,000,000
Purchase price per Equity Unit: $50
Stock exchange listing: New York Stock Exchange
Date referred to in Section 4(j) after which the Company may offer to sell debt securities issued or guaranteed by the Company without the consent of the Representatives: March 16, 2009.

I-1

SCHEDULE II

Number of
Securities to
Underwriters	be Purchased
J.P. Morgan Securities Inc.	2,040,000
Citigroup Global Markets Inc.	1,600,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,600,000
Barclays Capital Inc.	320,000
Commerzbank Capital Markets Corp.	320,000
ING Financial Markets LLC	600,000
U.S. Bancorp Investments, Inc.	320,000
ABN AMRO Incorporated	106,400
Banca IMI S.p.A.	220,000
Calyon Securities (USA) Inc.	106,400
Goldman, Sachs & Co.	220,000
Mizuho Securities USA Inc.	220,000
TD Securities (USA) LLC	107,200
Wells Fargo Securities, LLC	220,000

Total	8,000,000

II-1

SCHEDULE III
ISSUER FREE WRITING PROSPECTUSES
1.	The term sheet set forth in Schedule IV hereto.

III-1

SCHEDULE IV
TERM SHEET
Filed Pursuant to Rule 433
Registration No. 333-157502
March 11, 2009
8,000,000 Equity Units
JOHNSON CONTROLS, INC.
Equity Units

Company Name:	Johnson Controls, Inc.

Company Stock Ticker:	New York Stock Exchange “JCI”

Title:	Equity Units (initially consisting of Corporate Units)

Registration Format:	SEC Registered

Number of Equity Units Offered:	8,000,000 (9,200,000 if the Underwriters exercise their over-allotment option in full)

Aggregate Offering Amount:	$400,000,000 ($460,000,000 if the underwriters exercise their over-allotment option in full)

Over-allotment Option:	1,200,000 Equity Units ($60,000,000); 13-day option to cover over-allotments

Stated Amount per Equity Unit:	$50

Underwriting Discounts and Commissions:	$12,000,000 (excluding underwriters’ over-allotment option to purchase up to 1,200,000 additional Equity Units)

Proceeds to Company:	$388,000,000 (excluding underwriters’ over-allotment option to purchase up to 1,200,000 additional Equity Units)

Note Coupon:	11.50%

Reference Price:	$8.95 (the last reported sale price of the Company’s common stock on the New York Stock Exchange on March 10, 2009)

Threshold Appreciation Price (the Threshold Appreciation Price represents appreciation of approximately 15% over the Reference Price):	$10.29

Minimum Settlement Rate (as defined):	4.8579 shares of the Company’s common stock (subject to adjustment)

Maximum Settlement Rate (as defined):	5.5866 shares of the Company’s common stock (subject to adjustment)

Trade Date:	March 10, 2009

Offering Settlement Date:	March 16, 2009

Purchase Contract Settlement Date:	March 31, 2012

Note Maturity Date:	March 31, 2042

Note Coupon Payment Dates:	The last day of March, June, September and December of each year

First Note Coupon Payment Date:	June 30, 2009

Estimated Net Proceeds to the Company from this Offering:	The net proceeds from the sale of Equity Units in this offering will be approximately $387,700,000 (approximately $445,900,000 if the underwriters exercise their over-allotment option in full), after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by the Company.

Use of Proceeds:	The Company intends to use the net proceeds from this offering for general corporate purposes, including the repayment of short-term indebtedness that it has incurred to finance working capital requirements.

Listing:	The Company will apply for listing of the Corporate Units on the New York Stock Exchange under the symbol “JCI PrZ.” The Company expects trading of the Corporate Units on the New York Stock Exchange to commence within 30 days of settlement.

Underwriters:	J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the joint book-runners for the offering; Barclays Capital Inc., Commerzbank Capital Markets Corp., ING Financial Markets LLC, and U.S. Bancorp Investments, Inc. are the senior co-managers for the offering; and ABN AMRO Incorporated, Banca IMI S.p.A., Calyon Securities (USA) Inc., Goldman, Sachs & Co., Mizuho Securities USA Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC are the co-managers for the offering.

Allocation of the Purchase Price:	At the time of issuance, the fair market value of the applicable ownership interest in the notes will be $1,000 (or 100% of the issue price of a Corporate Unit) and the fair market value of each purchase contract will be $0.00 (or 0% of the issue price of a Corporate Unit).

Applicable Ownership Interest:	Following a successful remarketing during the period for early remarketing, as described in the prospectus supplement, each Corporate Unit will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio. “Applicable ownership interest” means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio,

•   a 1/20, or 5.0%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on March 31, 2012, and

•   with respect to the originally scheduled quarterly interest payment date on the notes that would have occurred on March 31, 2012, an undivided beneficial ownership interest in a $1,000 interest or principal strip of U.S. Treasury security that matures on March 31, 2012 in an amount equal to the interest payment that would be due on March 31, 2012 on a 1/20, or 5.0%, beneficial ownership interest in $1,000 principal amount of the notes.

Creating Treasury Units:	Subject to certain exceptions described in the prospectus supplement, each holder of Corporate Units will have the right, at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the period for early remarketing (as defined in the prospectus supplement), to substitute Treasury securities with the same total principal amount as the aggregate principal amount of the underlying notes held by the collateral agent. Because Treasury securities and the notes are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 20 Corporate Units. This substitution will create Treasury Units, and the notes will be released to the holder and be tradable separately from the Treasury Units.

Recreating Corporate Units:	Subject to certain exceptions described in the prospectus supplement, each holder of Treasury Units will have the right, at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the period for early remarketing (as defined in the prospectus supplement), to substitute notes having the same total principal amount as the aggregate principal amount of the related Treasury securities held by the collateral agent. Because Treasury securities and the notes are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units. This substitution will recreate Corporate Units, and the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate Units.

Early Settlement:	A purchase contract may be settled for cash prior to the purchase contract settlement date, subject to certain exceptions and conditions described in the prospectus supplement. If a purchase contract is settled early, the number of shares of common stock to be issued per purchase contract will be the stated amount of $50 divided by the threshold appreciation price, initially 4.8579 shares (subject to adjustment as described in the prospectus supplement).

Upon the occurrence of a “fundamental change” as defined in the prospectus supplement, each holder will have the right, subject to certain exceptions and conditions described in the prospectus supplement, to accelerate and settle a purchase contract early at a “fundamental change settlement rate,” which will depend on the stock price in such fundamental change and the date such fundamental change occurs, as described in the prospectus supplement.

Holders of Corporate Units may settle early only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the notes that are components of the Corporate Units, holders of the Corporate Units may settle early only in integral multiples of 16,000 Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of notes if the reset effective date is not a regular quarterly interest payment date). Holders of Treasury Units may settle early only in integral multiples of 20 Treasury Units.

Early Settlement Upon a Fundamental Change:	The following table sets forth the hypothetical stock price and fundamental change settlement rate per $50 stated amount of Equity Units:

	Effective Date
Stock price	March 16, 2009	March 30, 2010	March 30, 2011	March 30, 2012
$3.00	7.3751	6.9431	6.4345	5.5866
$6.00	6.1860	6.0477	5.8511	5.5866
$8.95	5.5866	5.5866	5.5866	5.5866
$9.62	5.6804	5.5892	5.4415	5.1968
$10.29	5.6204	5.5326	5.3862	4.8579
$15.00	5.3428	5.2703	5.1373	4.8579
$20.00	5.1863	5.1274	5.0217	4.8579
$25.00	5.0942	5.0475	4.9680	4.8579
$30.00	5.0351	4.9986	4.9393	4.8579
$35.00	4.9947	4.9663	4.9215	4.8579
$40.00	4.9658	4.9437	4.9093	4.8579
$45.00	4.9443	4.9271	4.9003	4.8579

The exact stock prices and effective dates may not be set forth in the table above, in which case

•   If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the fundamental change early settlement rate will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower stock price amounts and the earlier and later effective dates, as applicable, based on a 365-day year.

• If the stock price is greater than $45 per share (subject to adjustment), the fundamental change early settlement rate will be the minimum settlement rate.

•   If the stock price is less than $3 per share (subject to adjustment), which we refer to as the minimum stock price, the fundamental change early settlement rate will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two dates on the table.

The maximum number of shares of our common stock deliverable under a purchase contract is 7.3751, subject to anti-dilution adjustments.

Concurrent Convertible Senior Note Offering:	Concurrently with the offering of Equity Units, the Company offered $350,000,000 in aggregate principal amount of 6.50% convertible senior notes due 2012 (or $402,500,000 if the underwriters in that offering exercise their over-allotment option in full). The conversion rate will initially be 89.3855 shares of common stock per $1,000 principal amount of senior notes, equivalent to a conversion price of approximately $11.19 per share of common stock.

The convertible notes offering and this offering are not contingent upon each other.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. toll-free at 1-866-430-0686, Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-866-500-5408.

SCHEDULE V
LOCK-UP AGREEMENTS
Directors
Dennis W. Archer
Robert L. Barnett
Natalie A. Black
Robert A. Cornog
Richard Goodman
Jeffrey A. Joerres
William H. Lacy
Southwood J. Morcott
Eugenio Clariond Reyes-Retana
Stephen A. Roell
Officers
Jeffrey G. Augustin
Beda Bolzenius
Colin Boyd
Susan F. Davis
Jeffrey S. Edwards
Charles A. Harvey
Susan M. Kreh
R. Bruce McDonald
Alex A. Molinaroli
C. David Myers
Jerome D. Okarma
Jacqueline F. Strayer
Subhash S. Valanju
Frank A. Voltolina
Keith E. Wandell

V-1

EXHIBIT A
FORM OF LOCK-UP AGREEMENT
March 10, 2009
J.P. MORGAN SECURITIES INC.,
CITIGROUP GLOBAL MARKETS INC.,
MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED,
as Representatives of the several
Underwriters listed in Schedule II
to the Underwriting Agreement
referred to below
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, NY 10172
Re:	Johnson Controls, Inc. (the “Company”)—Public Offering of Equity Units
Ladies and Gentlemen:
The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule II to the Underwriting Agreement (the “Underwriters”), of 8,000,000 Equity Units of the Company and an additional 1,200,000 Equity Units solely to cover over-allotments (together, the “Securities”). Each Security will initially consist of (1) a purchase contract and (2) a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of the Company’s 11.50% subordinated notes due 2042. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending on the 90th day after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.01 7/18 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially

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owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock without the prior written consent of the Representatives, in each case other than (A) transfers of shares of Common Stock as a bona fide gift or gifts and (B) transfers of shares of Common Stock to the undersigned’s family or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s family; provided that in the case of any transfer or distribution pursuant to clause (A) or (B), each donee, distributee or transferee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A) or (B), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day restricted period referred to above). Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Underwriters, waive such extension in writing.
In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
[Signature Page Follows]

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This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours, [NAME OF STOCKHOLDER]
By:
Name:
Title:

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